Exhibit (c)(12)

STRICTLY CONFIDENTIAL

Project Napa

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Update Materials for the Special Committee of the Board of Directors

June 14, 2016

Update

MOELIS & COMPANY

Certain of Napa's operating statistics fall on the higher end of the range of those statistics for companies used in the Selected Public SaaS Companies and the Selected Precedent Transactions, and may justify utilizing materially higher multiples than the median multiples illustrated below

				Orlando	Orlando	Napa Illustrative Share Price						Napa	Napa	Selected Public SaaS Companies	Selected Precedent Transactions [1]
			Current	Proposal	Response							Response	Response		
			(6/13/16)	(6/1/16)	(6/8/16)							(6/11/16)	(6/6/16)		
($ in millions, except per share data)			$78.83	$100.00	$106.00	$108.00	$110.00	$112.00	$114.00	$116.00	$118.00	$120.00	$125.00	Median	Median
Premiums	***Date***	***Statistic***													
% Current	*6/13/16*	*$78.83*	--	*26.9%*	*34.5%*	*37.0%*	*39.5%*	*42.1%*	*44.6%*	*47.2%*	*49.7%*	*52.2%*	*58.6%*		*34.7%*
% 1-Month Prior Average	*5/13/16*	*80.22*	*(1.7%)*	*24.7%*	*32.1%*	*34.6%*	*37.1%*	*39.6%*	*42.1%*	*44.6%*	*47.1%*	*49.6%*	*55.8%*		*45.4%*
% 1-Year Prior Average	*6/13/15*	*80.99*	*(2.7%)*	*23.5%*	*30.9%*	*33.4%*	*35.8%*	*38.3%*	*40.8%*	*43.2%*	*45.7%*	*48.2%*	*54.3%*		*42.1%*
Discount to 52-Week High	*7/24/15*	*102.46*	*(23.1%)*	*(2.4%)*	*3.5%*	*5.4%*	*7.4%*	*9.3%*	*11.3%*	*13.2%*	*15.2%*	*17.1%*	*22.0%*		*10.1%*
Premium to 52-Week Low	*2/16/16*	*51.75*	*52.3%*	*93.2%*	*104.8%*	*108.7%*	*112.6%*	*116.4%*	*120.3%*	*124.2%*	*128.0%*	*131.9%*	*141.5%*		*105.5%*
Fully Diluted Shares Outstanding			83.752	86.166	85.885	85.823	85.760	85.696	85.632	85.567	88.171	88.104	88.014		
Implied Equity Value			**$6,602**	**$8,617**	**$9,104**	**$9,269**	**$9,434**	**$9,598**	**$9,762**	**$9,926**	**$10,404**	**$10,573**	**$11,002**		
Plus: Debt [2]			$315	$315	$315	$315	$315	$315	$315	$315	$5	$5	$5		
Less: Cash			($387)	($387)	($387)	($387)	($387)	($387)	($387)	($387)	($387)	($387)	($387)		
Implied Enterprise Value			**$6,530**	**$8,544**	**$9,032**	**$9,197**	**$9,361**	**$9,526**	**$9,690**	**$9,854**	**$10,022**	**$10,190**	**$10,620**		
Financial Multiples:		***Statistic***													
Reported															
TEV / Revenue - LTM (3/31/16)		$792.9	*8.2x*	*10.8x*	*11.4x*	*11.6x*	*11.8x*	*12.0x*	*12.2x*	*12.4x*	*12.6x*	*12.9x*	*13.4x*		*9.2x*
Wall Street Consensus															
TEV / Revenue - CY2016E		$966.8	*6.8x*	*8.8x*	*9.3x*	*9.5x*	*9.7x*	*9.9x*	*10.0x*	*10.2x*	*10.4x*	*10.5x*	*11.0x*	*8.0x*	
TEV / Revenue - NTM (3/31/17) [3]		1,028.2	*6.4x*	*8.3x*	*8.8x*	*8.9x*	*9.1x*	*9.3x*	*9.4x*	*9.6x*	*9.7x*	*9.9x*	*10.3x*	*7.4x*	*8.0x*
TEV / Revenue - CY2017E		1,226.3	*5.3x*	*7.0x*	*7.4x*	*7.5x*	*7.6x*	*7.8x*	*7.9x*	*8.0x*	*8.2x*	*8.3x*	*8.7x*	*6.3x*	

Source: Capital IQ, Napa and Selected Public SaaS Companies' Filings, Wall Street Research
1. Selected Precedent Transactions premiums represent premiums to 1-day prior, 1-month, 1-year average stock price, 1-year high, and 1-year low stock prices prior to deal announcement, respectively
2. Assumes conversion of $310mm of convertible debt at prices above $116.10/share. Assumes additional make whole shares related to convertible debt at CIC
3. NTM represents fiscal quarter ending March 31 for Napa, and Wall Street projections for next four fiscal quarters ended for Selected Public SaaS Companies

[1]

Selected Public SaaS Companies

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As of June 13, 2016     RevenueGrossEBITDALTEnterprise Value /Enterprise Value /

Enterprise Revenue    GrowthMargin Margin GrowthRevenueEBITDA ¹

($ in millions)    Value CY’16E’15A-‘16E ‘16E-‘17E CY’16ECY’16ERateLTMCY’16ECY’17ECY’16ECY’17E

Selected Public SaaS Companies

salesforce.com, inc.    $57,880 $8,11521.7%21.5%76.9%19.8%29.2%8.2x7.1x5.9x36.1x27.7x

Workday, Inc.    15,953 1,55533.7%30.7%71.9%8.5%38.3%12.7x10.3x7.9xn/mn/m

ServiceNow, Inc.    12,964 1,37036.3%30.2%75.0%17.9%45.9%11.8x9.5x7.3xn/m33.7x

Palo Alto Networks, Inc.    12,595 1,58325.5%31.5%77.4%21.7%43.7%10.0x8.0x6.1x36.7x24.9x

Splunk, Inc.    7,462 89734.2%28.4%85.8%8.2%50.0%10.2x8.3x6.5xn/mn/m

The Ultimate Software Group, Inc.    5,938 77926.1%21.9%63.3%24.9%23.3%9.0x7.6x6.3x30.6x24.7x

Cornerstone OnDemand, Inc.    2,521 43227.3%23.9%72.2%7.7%20.0%6.9x5.8x4.7xn/m46.8x

Overall Mean     $2,10429.2%26.9%74.6%15.5%35.8%9.8x8.1x6.4x34.5x31.6x

Overall Median     1,37027.3%28.4%75.0%17.9%38.3%10.0x8.0x6.3x36.1x27.7x

Napa (Wall Street)    $6,530 $96730.4%26.8%69.8%8.0%44.4%8.2x6.8x5.3xn/mn/m

Source: Capital IQ, Napa and Selected Public SaaS Company Filings

Note:    All years represent calendar years [ 2 ]

1.    EBITDA multiples above 50x are shown as “n/m”

Selected Precedent Transactions

MOELIS & COMPANY

Date Announced	Target	Acquiror	Form of Consideration	LTM Revenue [1]	LTM to NTM Revenue Growth [2]	Implied TEV	Implied TEV to LTM Revenue	Implied TEV to NTM Revenue
06/01/16	Demandware, Inc.	salesforce.com, inc.	Cash	$254	26.0%	$2,788	11.0x	8.7x
10/21/15	SolarWinds, Inc.	Silver Lake; Thoma Bravo, LLC	Cash	486	14.0%	4,446	9.2x	8.0x
12/22/14	DataLogix Holdings, Inc. [3]	Oracle Corporation	Cash	103	39.4%	1,189	11.6x	8.3x
09/18/14	Concur Technologies, Inc.	SAP America, Inc.	Cash	668	21.2%	8,592	12.9x	10.6x
06/13/14	OpenTable, Inc.	The Priceline Group Inc.	Cash	198	19.0%	2,570	13.0x	10.9x
12/20/13	Responsys, Inc.	Oracle Corporation	Cash	194	17.5%	1,457	7.5x	6.4x
06/04/13	ExactTarget, Inc.	salesforce.com, inc.	Cash	317	23.9%	2,539	8.0x	6.5x
12/20/12	Eloqua, Inc.	Oracle Corporation	Cash	90	19.4%	872	9.7x	8.1x
08/27/12	Kenexa Corp.	IBM	Cash	318	25.0%	1,298	4.1x	3.3x
05/22/12	Ariba Inc.	SAP America, Inc.	Cash	502	13.3%	4,411	8.8x	7.8x
02/09/12	Taleo Corp.	Oracle Corporation	Cash	309	18.3%	1,942	6.3x	5.3x
12/03/11	SuccessFactors, Inc.	SAP America, Inc.	Cash	292	37.9%	3,571	12.2x	8.9x
10/24/11	Rightnow Technologies, Inc.	Oracle Corporation	Cash	216	14.1%	1,606	7.4x	6.5x
Average					**22.3%**		**9.3x**	**7.6x**
Median					**19.4%**		**9.2x**	**8.0x**
	Napa [4]			**$793**	**29.7%**	**$6,530**	**8.2x**	**6.4x**

Sources: Capital IQ, Target and Acquiror Filings, Wall Street Research
1. LTM revenue for precedent transactions represents the revenue in the four fiscal quarters prior to the transaction
2. NTM revenue for precedent transactions represents forecasted revenue for the four fiscal quarters following the transaction
3. DataLogix Holdings, Inc. financial information was provided by Orlando Management, as DataLogix Holdings, Inc. was private at the time of transaction
4. LTM revenue as of 3/31/16, NTM revenue as of 3/31/17 per Wall Street Research

[3]

Napa Discounted Cash Flow Analysis (Orlando Incremental Model)

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The analysis below is not a standalone DCF of Napa, and instead illustrates the DCF value of the incremental impact of Napa to Orlando s revenue and cash flows and includes the impact of synergies and other benefits that are not available to Napa shareholders on a standalone basis

    For the Fiscal Year Ended May 31,Terminal

($ in millions)     2017E2018E2019E2020E2021EValue

Total Revenue     $1,034$1,324$1,663$2,058$2,489

% Growth     28.0%25.7%23.7%21.0%

Non-GAAP EBIT     2203725988571,152

% Margin     21.3%28.1%35.9%41.6%46.3%

Less: Cash Taxes ¹     (77)(130)(209)(300)(403)

Plus: Depreciation & Amortization ²     41536782100

Less: Stock-based Compensation ³     (155)(155)(155)(155)(155)

    (41)(53)(67)(82)(100)

    —————

Unlevered Free Cash Flow     ($12)$87$234$402$594$19,912

% Growth     —NM168.9%72.1%47.8%

DISCOUNTED CASH FLOW ANALYSIS: SENSITIVITY TABLES

    Implied Share PriceImplied Perpetuity Growth Rate

Discount     LTM Revenue Exit MultipleDiscountLTM Revenue Exit Multiple

Rate    7.0x 7.5x8.0x8.5x9.0xRate7.0x7.5x8.0x8.5x9.0x

9.0%    $144.30 $153.66$162.96$172.28$181.569.0%5.4%5.6%5.8%6.0%6.2%

10.0%    138.08 147.05155.96164.85173.7610.0%6.4%6.6%6.8%7.0%7.2%

11.0%    132.17 140.75149.33157.82166.3311.0%7.3%7.6%7.8%8.0%8.1%

12.0%    126.53 134.80142.98151.17159.2912.0%8.3%8.5%8.8%8.9%9.1%

13.0%    121.21 129.09136.98144.81152.6213.0%9.3%9.5%9.7%9.9%10.1%

Source:    Orlando Management, Napa Filings

Note:    Analysis reflects Napa under Orlando ownership. Assumed date of 5/31/16.

sumes 35% tax rate, per Orlando Management

sumed to be 4% of annual revenue, in-line with Macquarie research estimates for the period

d to be 15% of annual revenue in FY2017E (constant thereafter)

4.    Assumed to equal annual depreciation & amortization expense, per Orlando Management [ 4 ]

5.    Assumed to be zero, per Orlando Management

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6/13/13    9/13/13 12/13/133/13/146/13/149/13/1412/13/143/13/156/13/159/13/1512/13/153/13/166/13/16

    VolumeStock Price

1     July 25, 2013: Announces Second Quarter 2013 5 July 24, 2014: Announces Second Quarter 20149 July 23, 2015: Announces Second Quarter 2015

Financial Results (beat analyst revenue    Financial Results (beat analyst revenueFinancial Results (beat analyst revenue

expectations)    expectations)expectations); Appoints Jim McGeever as

    President

2     October 24, 2013: Announces Third Quarter 2013 6 October 23, 2014: Announces Third Quarter 201410 October 22, 2015: Announces Third Quarter 2015

Financial Results (beat analyst revenue    Financial Results (beat analyst revenueFinancial Results (missed analyst revenue

expectations)    expectations)expectations)

    11 January 28, 2016: Announces Fourth Quarter and

3     January 30, 2014: Announces Fourth Quarter and 7 January 29, 2015: Announces Fourth Quarter andFiscal 2015 Financial Results (beat analyst

Fiscal 2013 Financial Results (beat analyst    Fiscal 2014 Financial Results (beat analystrevenue expectations)

revenue expectations)    revenue expectations)

    12 February 5, 2016: Cloud-Based Shares Drop

    Following Tableau’s Forecasted Industry Softness

4     April 28, 2014: Announces First Quarter 2014 8 April 23, 2015: Announces First Quarter 2015

Financial Results (beat analyst revenue    Financial Results (beat analyst revenue

expectations)    expectations); Signs Definitive Agreement to13 April 28, 2016: Announces First Quarter 2016

    Acquire Bronto SoftwareFinancial Results (beat analyst revenue expectations)

Source:    Napa Website, Capital IQ [ 5 ]

Note:    All information on Napa based solely on publicly available information; data as of 6/13/16

3-Year Relative Share Price Trading

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TRADING GAIN / LOSS

    Selected

    Public SaaS

Napa    NASDAQCompanies

1-Month    2.6% 3.7%6.8%

3-Month    22.0% 3.0%7.5%

6-Month    (0.6%) (1.2%)(3.8%)

1-Year    (15.7%) (3.1%)1.0%

2-Year    (4.9%) 13.5%37.7%

3-Year    (8.7%) 42.1%92.7%

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3-Year Relative EV / Forward Revenue Multiple Trading

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SUMMARY AVERAGE STATISTICS

Selected

Public SaaS

Napa Companies

1-Month Avg.    6.2x 7.0x

3-Month Avg.    5.9x 6.9x

6-Month Avg.    5.9x 6.9x

1-Year Avg.    7.1x 7.7x

2-Year Avg.    8.8x 8.3x

3-Year Avg.    10.6x 9.0x

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Contact Information

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Moelis & Company LLC is a U.S.-registered broker dealer and a member of FINRA & SIPC.

Moelis & Company LLC

1999 Avenue of the Stars, Suite 1900

Los Angeles, CA 90067

Tel: (310) 443-2300

399 Park Avenue, 5th Floor

New York, NY 10022

Tel: (212) 883-3800

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